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                                                                   EXHIBIT 99.1



                           SIMMONS COMPANY ANNOUNCES
                             FIRST QUARTER RESULTS

                               SALES INCREASE 20%

       -----------------------------------------------------------------

ATLANTA, May 11, 2004 - Simmons Company, a leading manufacturer of premium branded bedding products, today announced its operating results for the first quarter of 2004, posting record adjusted Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) on record first quarter sales.

For the first quarter of 2004 net sales increased 19.7% to $223.3 million, as compared to $186.6 million in the same period one year ago. Wholesale bedding net sales increased 20.3% to $207.1 million in the first quarter. Simmons' wholesale bedding unit shipments and wholesale bedding average unit selling price increased 8.5% and 9.4%, respectively, in the first quarter of 2004 versus the prior year. The Company's retail store net sales in the first quarter of 2004 increased $2.8 million, or 12.8%, to $25.1 million from $22.3 million in the first quarter of 2003.

The Company had net income of $4.0 million in 2004's first quarter compared to $7.5 million in the same period one year ago. The decline in net income was due principally to increased interest expense, intangible amortization expense, and non-recurring expenses, all of which are related to the December 19, 2003 acquisition of Simmons by affiliates of Thomas H. Lee Partners ("THL"). Adjusted EBITDA for the first quarter of 2004 increased by $8.2 million, or 28.3%, to $37.3 million from $29.1 million in the first quarter of 2003.

Simmons Chairman and Chief Executive Officer Charlie Eitel said, "We are very pleased with our first quarter results. Our double digit sales growth in the wholesale segment for the quarter exceeded that of the industry as reported by the International Sleep Products Association ("ISPA")." For the first quarter of 2004, ISPA estimated that sales for the bedding industry increased 16.4%, comprised of a 10.6% growth in unit shipments and a 5.2% increase in average unit selling price. Mr. Eitel continued, "We


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continue to gain market share in a highly-competitive environment, validating our strategy of focusing on high value products designed to provide consumers with a better night's sleep."

In addition to required debt payments, in March of 2004, the Company made voluntary payments on its term loan of $8.4 million. As a result, in the first quarter of 2004, total debt decreased $12.3 million to $757.9 million. The first quarter 2004 debt reduction was primarily due to increased cash flows from operations, which totaled $11.6 million.

Mr. Eitel concluded, "Our first quarter performance was in part due to the successful roll-out of our new Beautyrest(R) 2004 product line. Additionally, we were able to increase first quarter gross margins, exclusive of non-recurring charges. We are encouraged by industry sales in recent months as evidenced by ISPA's estimated growth for the industry in the first quarter of 2004. We believe that with our diverse line-up of quality products, Simmons will benefit from an improving economy in terms of both sales and profitability."

The Company will webcast its first quarter 2004 financial results via a conference call on Wednesday, May 12, 2004 beginning at 11:00 a.m. Eastern Daylight Time. It will be available at the Company's website www.simmons.com. The webcast will also be available for replay through May 26, 2004.

Atlanta-based Simmons Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(TM), Olympic(R) Queen, Deep Sleep(R) and sang(TM). The Company operates 17 plants across the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(R) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. The forward-looking statements in this press release speak only as of the date of this release. These factors include, but are not limited to: (i) expected benefits from our Better Sleep Through Science(R) philosophy; (ii) anticipated sales and profitability growth; (iii) success of new products; (iv) increased market share; (v) reduction of manufacturing costs and scheduled plant openings; (vi) generation of free cash flow and reduction of debt; (vii) changes in consumer confidence or demand; and (viii) other risks and factors identified from time to time in the Company's and its Predecessor's reports filed with the Securities and Exchange Commission, including the Form 10-K for 2003 and the Form 10-Q to be filed for the first quarter of 2004. The Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.


                               - table follows -




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                        SIMMONS COMPANY AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                            Quarter Ended
                                                                   Successor      |    Predecessor
                                                                   March 27,      |     March 29,
                                                                      2004        |        2003
                                                                  ------------    |    ------------
                                                                                  |
Wholesale Net Sales                                               $    207,102    |    $    172,143
Retail Net Sales                                                        25,107    |          22,261
Eliminations                                                            (8,889)   |          (7,789)
                                                                  ------------    |    ------------
Net Sales                                                              223,320    |         186,615
     Cost of products sold (a)                                         119,865    |          98,233
                                                                  ------------    |    ------------
Gross profit                                                           103,455    |          88,382
                                                                                  |
Operating expenses:                                                               |
     Selling, general and administrative expenses                       85,261    |          70,244
     Amortization of intangibles                                         3,486    |              72
     Transaction expenses (b)                                               --    |             772
     Licensing income                                                   (2,581)   |          (2,614)
                                                                  ------------    |    ------------
                                                                        86,166    |          68,474
                                                                  ------------    |    ------------
Operating income                                                        17,289    |          19,908
     Interest expense, net                                              11,093    |           7,379
                                                                  ------------    |    ------------
Income before income taxes                                        $      6,196    |    $     12,529
                                                                  ============    |    ============
                                                                                  |
Net income                                                        $      3,965    |    $      7,480
                                                                  ============    |    ============
                                                                                  |
Adjusted EBITDA                                                   $     37,300    |    $     29,066
                                                                  ============    |    ============
                                                                                  |
Adjusted EBITDA:                                                                  |
   Net income                                                     $      3,965    |    $      7,480
   Interest expense                                                     11,093    |           7,379
   Amortization of intangibles                                           3,486    |              72
   Depreciation and other amortization expense                           4,135    |           5,668
   Income tax expense                                                    2,231    |           5,049
                                                                  ------------    |    ------------
                                                                                  |
        EBITDA                                                                    |
                                                                        24,910    |          25,648
   Non-cash stock compensation expense                                   3,308    |             830
   Transaction related expenditures, including cost of                            |
       product sold                                                      6,453    |             772
   Plant opening, closing costs                                          2,229    |              --
   Management fees and other                                               400    |           1,816
                                                                  ------------    |    ------------
                                                                                  |
         Adjusted EBITDA (c)                                      $     37,300    |    $     29,066
                                                                  ============    |    ============

See Notes to Condensed Financial Data

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                        SIMMONS COMPANY AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          March 27,         December 27,
                                                           2004                2003*
                                                        ------------        ------------

ASSETS
Current assets:
     Cash and cash equivalents                          $        859        $      3,670
     Accounts receivable, net                                 83,506              65,868
     Inventories                                              29,445              31,355
     Other current assets                                     18,709              23,589
     Assets held for sale                                      5,823               8,564
                                                        ------------        ------------
          Total current assets                               138,342             133,046
                                                        ------------        ------------

Property, plant and equipment, net                            53,097              53,228
Goodwill, net                                                789,818             792,230
Intangible assets, net                                       155,712             159,198
Other assets                                                  46,697              45,417
                                                        ------------        ------------
                                                        $  1,183,666        $  1,183,119
                                                        ============        ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current maturities of long-term debt               $      5,916        $      9,512
     Accounts payable and accrued liabilities                 99,695              93,904
     Liabilities held for sale                                 2,641               2,064
                                                        ------------        ------------
          Total current liabilities                          108,252             105,480
                                                        ------------        ------------

Long-term debt                                               752,021             760,741
Other non-current liabilities                                 39,153              36,621
                                                        ------------        ------------
     Total liabilities                                       899,426             902,842
                                                        ------------        ------------

Commitments and contingencies

Stockholder's equity                                         284,240             280,277
                                                        ------------        ------------
                                                        $  1,183,666        $  1,183,119
                                                        ============        ============

See Notes to Condensed Financial Data

*Derived from the Company's 2003 Audited Consolidated Financial Statements.




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                        SIMMONS COMPANY AND SUBSIDIARIES
                      (NOTES TO CONDENSED FINANCIAL DATA)


a) The Company's capital structure changed significantly as a result of the December 19, 2003 acquisition by THL and the concurrent refinancing of debt. Due to required purchase accounting adjustments relating to the transaction, the consolidated financial and other data for the period subsequent to the acquisition (the "Successor" period) is not comparable to such data for the periods prior to the acquisition (the "Predecessor" periods). The first quarter 2004 results ("Successor" period) include a $6.5 million charge, or 2.9% of net sales, for the step-up of inventory to fair market value, which had the effect of lowering gross profit by such an amount for the period. Additionally, as a result of the new capital structure and related accounting adjustments, amortization of intangibles increased $3.4 million and interest expense increased $3.7 million in the first quarter of 2004 compared to the first quarter of 2003.

b) Reflects non-recurring transaction expenses related to the Simmons acquisition of SC Holdings, Inc. on February 28, 2003.

c) Adjusted EBITDA (as defined in the Senior Credit Facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, ESOP expenses, variable stock compensation expense, transaction expenses, etc. Adjusted EBITDA is presented herein because it is a material component of the covenants contained within our credit agreements. EBITDA does not represent net income or cash flow from operations as those terms are defined by accounting principles generally accepted in the United States of America and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.